Exhibit 32.1

Certification of Chief Executive Officer

In connection with the Annual Report of Hawthorn Bancshares, Inc. (the Company) on Form 10-K for the period ended December 31, 2014 as filed with the Securities and Exchange Commission (the Report), I, David T. Turner, Chairman of the Board and Chief Executive Officer of the Company, hereby certify in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)              The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

Dated: March 31, 2015
/s/ David T. Turner
David T. Turner
Chairman of the Board and Chief Executive Officer

“A signed original of this written statement required by Section 906 has been provided to Hawthorn Bancshares, Inc. and will be retained by Hawthorn Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.”